Exhibit 32.1

Certification of Chief Executive Officer Pursuant to 18 U.S.C. § 1350 As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Spirit Airlines, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i.)the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2025 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii.)the information contained in the Report fairly present, in all material respects, the financial condition and results of operations of the Company.

May 30, 2025	/s/ David Davis
David Davis
President and Chief Executive Officer